                                                                    Exhibit 10.5


                     [FORM OF REPLACEMENT CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 19(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.

                                CONVERTIBLE NOTE

Issuance Date: March 25, 2003                   Principal: U.S. $____________(1)

      FOR VALUE RECEIVED, VIEWPOINT CORPORATION, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of __________________ or registered assigns ("HOLDER") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the rate of 4.95% per annum, subject to periodic adjustment pursuant to
Section 2 (the "INTEREST RATE"), from the Original Issuance Date (as defined below) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date (as defined below), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this "NOTE") is one of an issue of Convertible

--------
(1) Insert one-third of Holder's pro rata portion of $2,700,000; Holder will be issued three Replacement Convertible Notes in equal aggregate amounts, which will be identical other than the defined term "Alternate Conversion Price".

Notes with an identical Calculation Date (as defined below) (collectively, the "NOTES" and such other Convertible Notes, the "OTHER NOTES") issued on the date set out above as the Issuance Date (the "ISSUANCE DATE") pursuant to the Redemption, Amendment and Exchange Agreement, which Notes are being issued in exchange for the notes (the "INITIAL NOTES") originally issued on the Original Issuance Date. Certain capitalized terms are defined in Section 29.

            (1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The "Maturity Date" shall be December 31, 2007 as extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and
(ii) through the date that is ten days after the consummation of a Change of Control (as defined in Section 5(a)) in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(a)) is delivered prior to the Maturity Date.

            (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Original Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Calendar Quarter during the period beginning on the Original Issuance Date and ending on, and including, the Maturity Date (each, an "INTEREST DATE") with the first Interest Date being April 1, 2003. Interest shall be payable on each Interest Date in cash or, at the option of the Company, in shares of Common Stock ("INTEREST SHARES") provided that the Interest which accrued during any period shall be payable in Interest Shares only if the Company delivers written notice of such election ("INTEREST ELECTION NOTICE") to each holder of the Notes and the Separate Tranche Notes at least seven (7) Trading Days prior to the Interest Date (an "INTEREST ELECTION DATE"). Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the Interest payable and (b) the Interest Conversion Price on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) issue and deliver on the applicable Interest Date, to such address as specified by the Holder in writing to the Company at least two Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled, or (Y) provided that the Company's transfer agent (the "TRANSFER AGENT") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash on the applicable Interest Date if (x) any event constituting an Event of Default or an event that with the passage of time and assuming it were not cured would constitute an Event of Default has occurred and is continuing on the applicable Interest Election Date or the Interest Date, unless consented to in writing by the Holder, (y) the Registration Statement (as defined in the Registration Rights Agreement) covering the Interest Shares is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) relating to this Note on the Interest Election Date or on the Interest Date or (z) the Company has not obtained the Stockholder Approval (as defined in the Securities Purchase Agreement) prior to the Interest Election Date. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable upon conversion by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased to 12%. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default. The Company shall pay any and all documentary stamp, transfer or similar taxes that may be payable with respect to the issuance and delivery of Interest Shares.

            (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 3.

                  (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all documentary stamp, transfer or similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

                  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the "CONVERSION RATE").

      (i) "ALTERNATE CONVERSION PRICE" means [Insert for first Replacement Convertible Note: the Market Price on the eleventh (11th) Trading Day following May 16, 2003] [Insert for second Replacement Convertible Note: the Market Price on the eleventh (11th) Trading Day following August 16, 2003] [Insert for third Replacement Convertible Note: the Market Price on the eleventh (11th) Trading Day following November 16, 2003] (such date being the "CALCULATION DATE").

      (ii) "CONVERSION AMOUNT" means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

      (iii) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, the lower of (x) the Fixed Conversion Price and (y) the Alternate Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

      (iv) "FIXED CONVERSION PRICE" means $2.26, subject to adjustment as provided herein.

                  (c) Mechanics of Conversion.

      (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the second Business Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (X) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (Y) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this
      Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

      (ii) Company's Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a "CONVERSION FAILURE"), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

      (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest, and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

      (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes or Separate Tranche Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes or Separate Tranche Notes electing to have Notes or Separate Tranche Notes converted on such date a pro rata amount of such holder's portion of its Notes or Separate Tranche Notes submitted for conversion based on the principal amount of Notes and Separate Tranche Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes and Separate Tranche Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

                  (d) Limitations on Conversions.


      (i) Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 3.33% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes, Separate Tranche Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

      (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes and the Separate Tranche Notes without breaching the Company's obligations under the rules or regulations of the Principal Market (the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount. Until such approval is obtained, no purchaser of the Notes or Separate Tranche Notes (the "PURCHASERS") pursuant to a Redemption, Amendment and Exchange Agreement or the Securities Purchase Agreement (collectively, the "PURCHASE

      AGREEMENTS") shall be issued, upon conversion of Notes or Separate Tranche Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to a Purchase Agreement on the Initial Issuance Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to all of the Purchase Agreements on the Initial Issuance Date (with respect to each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes or Separate Tranche Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes or Separate Tranche Notes shall convert all of such holder's Notes or Separate Tranche Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes and Separate Tranche Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes and Separate Tranche Notes then held by each such holder.

            (4) RIGHTS UPON EVENT OF DEFAULT.

                  (a) Event of Default. Each of the following events shall constitute an "EVENT OF DEFAULT":

      (i) while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement)) or, only if the Company receives prior to March 31, 2004, any "going concern" or other qualification from its independent outside accountants on its financial statements, the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

      (ii) (A) prior to March 31, 2004, only if the Company receives any "going concern" or other qualification from its independent outside accountants on its financial statements, the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of five consecutive days or for more than an aggregate of 10 days in any 365-day period (a "LISTING FAILURE") and (B) from and after March 31, 2004, the occurrence of a Listing Failure;

      (iii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock, as applicable, within 10 days after the applicable Conversion Date or (B) written notice to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

      (iv) upon the Company's receipt of a Conversion Notice, the Company is not obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 3(d)(ii);

      (v) at any time following the tenth consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

      (vi) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, the Securities Purchase Agreement, the Redemption, Amendment and Exchange Agreements, the Registration Rights Agreement, the Pledge Agreement (as defined in the Securities Purchase Agreement) or the Control Agreement (as defined in the Pledge Agreement), except, in the case of a failure to pay Interest and Late Charges and such other amounts when and as due, in which case only if such failure continues for a period of at least five Business Days;

      (vii) any default under, redemption of or acceleration prior to maturity of any Indebtedness (as defined in Section 3(r) of the Securities Purchase Agreement) or any Permitted Indebtedness of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any Other Notes or Separate Tranche Notes or with respect to Purchase Money Indebtedness;

      (viii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "CUSTODIAN"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

      (ix) any proceeding shall be instituted against the Company or any of its Significant Subsidiaries (as defined in Rule 405 of the 1933 Act) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a Custodian for the Company or any such Subsidiary or for any substantial part of its assets or properties, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against the Company or any such Subsidiary or the appointment of a Custodian for it or for any substantial part of its assets or properties) shall occur;

      (x) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

      (xi) on or after the Initial Issuance Date, the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Redemption, Amendment and Exchange Agreements, the Registration Rights Agreement, this Note, the Other Notes, the Separate Tranche Notes, the Pledge Agreement, the Control Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby to which the Holder is a party, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least five consecutive Business Days;

      (xii) any breach or failure in any respect to comply with Section 15 of this Note;

      (xiii) any Event of Default (as defined in the Other Notes or the Separate Tranche Notes) occurs with respect to any Other Notes or Separate Tranche Notes; or

      (xiv) the Company shall, directly or indirectly, repay, prepay, redeem, defease or otherwise make any payment on any Indebtedness (other than Purchase Money Indebtedness) existing on the Initial Issuance Date (including, without limitation, any

      Indebtedness due to Computer Associates International, Inc. or any of its affiliates) in cash or cash equivalents.

                  (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of
(x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

                  (c) Listing Failure Redemption. If at any time prior to March 31, 2004, a Listing Failure shall occur, then the Company promptly shall deliver written notice thereof via facsimile and overnight courier (a "LISTING FAILURE NOTICE") to the Holder. At any time during the first 30 days after the occurrence of a Listing Failure, the Company shall have the option to redeem all or any portion of this Note by delivering written notice thereof (the "LISTING FAILURE REDEMPTION NOTICE") to the Holder, which Listing Failure Redemption Notice shall indicate the portion of this Note the Company is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(c) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y)
1.2 and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the occurrence of the Listing Failure and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Listing Failure (the "LISTING FAILURE REDEMPTION PRICE"). Redemptions required by this Section 4(c) shall be made in accordance with the provisions of Section 12. In the event that the Company does not elect redemption of the entire Note or does not deliver the Listing Failure Redemption Price for the entire Note during the first 30 days after the occurrence of a Listing Failure, then as partial relief for the damages to the Holder by reason of any such election or failure to pay the Listing Failure Redemption Price (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to the Holder an amount in cash equal to the product of (A) the Conversion Amount of this entire Note (or portion thereof) then outstanding multiplied by (B) the sum of (x) the product of (I) 0.001 multiplied by (II) the number of days after the 30th day through the 60th day after the applicable Listing Failure that the Listing Failure Redemption Price is not paid, plus (y) the product of (I) 0.0015 multiplied by (II) the number of days after the 60th day after the applicable Listing Failure that the Listing Failure Redemption Price is not paid (the "LISTING FAILURE PENALTY PAYMENTS"). In lieu of paying Listing Failure Penalty Payments in cash, the Company may deliver a number of shares of Common Stock equal to the quotient of (x) the amount of the Listing Failure Penalty Payments required to be paid divided by (y) the Listing Failure Calculation Price. Listing Failure Penalty Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Listing Failure Penalty Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Listing Failure Penalty Payments is cured.

            (5) RIGHTS UPON CHANGE OF CONTROL.

                  (a) Change of Control. Each of the following events shall constitute a "CHANGE OF CONTROL":

      (i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

      (ii) the sale or transfer of all or substantially all of the Company's assets; or

      (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

No sooner than the public announcement of such Change of Control nor later than 10 days prior to the consummation of a Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE").

                  (b) Assumption. Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company's assets or Common Stock or any successor resulting from such Change of Control (in each case, an "ACQUIRING ENTITY") a written agreement (in form and substance reasonably satisfactory to the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding) to deliver to each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and reasonably satisfactory to the holders of Notes representing at least two-thirds of the principal amount of the Notes then outstanding. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

                  (c) Holder Redemption Right. At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending 10 days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 115% of the Conversion Amount being redeemed (the "CHANGE OF CONTROL REDEMPTION PRICE"). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to other stockholders in connection with a Change of Control.

                  (d) Acquiring Entity Redemption Right. At any time from and after the delivery of a Change of Control Notice but not later than the day immediately preceding the consummation of such Change of Control, the Acquiring Entity may deliver a written notice via facsimile and overnight courier to the Holder indicating that if the Company shall not receive from the Holder a Change of Control Redemption Notice in accordance with Section 5(c), then the Acquiring Entity is electing to redeem all, but not less than all, of this Note, all Other Notes and all Separate Tranche Notes (an "ACQUIRING ENTITY CHANGE OF CONTROL REDEMPTION NOTICE"). The Acquiring Entity Change of Control Redemption Notice shall be irrevocable. If the Company shall not receive from the Holder a Change of Control Redemption Notice in accordance with Section 5(c) and the Conditions to Acquiring Entity Redemption (as set forth below) are satisfied or waved in writing by the Holder, then this Note shall be redeemed by the Acquiring Entity at a price equal to the greater of (i) the Change of Control Redemption Price and (ii) the Note Valuation Amount (the "ACQUIRING ENTITY CHANGE OF CONTROL REDEMPTION PRICE"). Notwithstanding the foregoing, the Holder may continue to convert this Note into Common Stock pursuant to Section 3(a) on or prior to the date immediately preceding the Acquiring Entity Change of Control Redemption Date. Redemptions required by this Section 5(d) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to other stockholders in connection with a Change of Control. "CONDITIONS TO ACQUIRING ENTITY REDEMPTION" means the following conditions: (i) on each day during the period beginning on the date of delivery of the Acquiring Entity Change of Control Redemption Notice to each holder of the Notes and Separate Tranche Notes and ending on and including the date immediately preceding the Acquiring Entity Change of Control Redemption

Date, no Grace Period (as defined in the Registration Rights Agreement) shall be in effect and either (x) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes and the Separate Tranche Notes and shares of Common Stock issuable upon exercise of the Warrants and the Separate Tranche Warrants shall be eligible for sale without restriction pursuant to Rule 144(k) and the state securities laws, (ii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the sale of at least all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion or redemption of the Notes and the Separate Tranche Notes and shares of Common Stock issuable upon exercise of the Warrants and the Separate Tranche Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (iii) on each day during the period beginning on the date of delivery of the Acquiring Entity Change of Control Redemption Notice and ending on and including the date immediately preceding the Acquiring Entity Change of Control Redemption Date, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iv) during the period beginning on the Initial Issuance Date and ending on and including the date immediately preceding the Acquiring Entity Change of Control Redemption Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) of this Note (and analogous provisions under the Other Notes) and the Separate Tranche Notes and delivered shares of Common Stock upon exercise of any Warrants and the Separate Tranche Warrants on a timely basis as set forth in Section 1(a) of the Warrants and the Separate Tranche Warrants; (v) the Company has obtained the Stockholder Approval prior to the date of delivery of the Acquiring Entity Change of Control Redemption Notice; and (vi) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of the Securities Purchase Agreement, the Redemption, Amendment and Exchange Agreements, the Registration Rights Agreement, any of the Warrants or the Separate Tranche Warrants, the Pledge Agreement, the Control Agreement or any of the Notes or Separate Tranche Notes.

            (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

                  (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (b) Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

            (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

                  (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever after December 31, 2003, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company (I) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company (an "APPROVED STOCK PLAN"), (II) upon conversion of the Notes or the Separate Tranche Notes or upon exercise of the Warrants or the Separate Tranche Warrants, (III) in connection with the payment of any Interest Shares on the Notes or (IV) in connection with any Excluded Security) for a consideration per share less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing, a "DILUTIVE ISSUANCE"), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the Applicable Price. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Original Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company. The holders of Notes and Separate Tranche Notes representing at least two-thirds of the principal amounts of the Notes and Separate Tranche Notes then outstanding shall be entitled to dispute the determination of the Board of Directors of the Company. If such holders and the Company are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing at least two-thirds of the principal amounts of the Notes and Separate Tranche Notes then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the holders.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (c) Other Events.

      (i) If any event occurs of the type contemplated by the provisions of this
      Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

      (ii) In the event that the Holder has participated in any dividend or distribution in accordance with the terms of Section 16, no other adjustment shall be made to the Conversion Price pursuant to this Section 7.

            (8) HOLDER RIGHT OF OPTIONAL REDEMPTION.

                  (a) Holder Initial Redemption Option. If at any time during the Holder Initial Redemption Period, the Weighted Average Price of the Common Stock is less than the Conversion Price for any 25 consecutive Trading Days (a "HOLDER INITIAL REDEMPTION MEASURING PERIOD"), the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of this Note (a "HOLDER INITIAL REDEMPTION") by delivering written notice thereof (a "HOLDER INITIAL REDEMPTION NOTICE") to the Company at any time during the Holder Initial Redemption Period, which Holder Initial Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed (the "HOLDER INITIAL REDEMPTION PRICE"). Redemptions required by this Section 8(a) shall be made in accordance with the provisions of Section 12.

                  (b) Holder Secondary Redemption Option. If at any time during the Holder Secondary Redemption Period, the Weighted Average Price of the Common Stock is less than the Conversion Price for any 25 consecutive Trading Days, the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of this Note (a "HOLDER SECONDARY REDEMPTION") by delivering written notice thereof (a "HOLDER SECONDARY REDEMPTION NOTICE") to the Company at any time during the Holder Secondary Redemption Period, which Holder Secondary Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 8(b) shall be redeemed by the Company at a price equal to the product derived by multiplying (x) .83 by (y) the sum of (i) the Principal being redeemed, (ii) accrued and unpaid Interest with respect to such Principal and
(iii) accrued and unpaid Late Charges with respect to such Principal and Interest on the Conversion Amount being redeemed (the "HOLDER SECONDARY REDEMPTION PRICE"). Redemptions required by this Section 8(b) shall be made in accordance with the provisions of Section 12.

                  (c) Definitions.

                        (i) "HOLDER INITIAL REDEMPTION PERIOD" means the period commencing on and including the twenty-fifth (25th) Trading Day prior to June 30, 2004 and ending on and including the twenty-fourth (24th) Trading Day after January 1, 2006.

                        (ii) "HOLDER SECONDARY REDEMPTION PERIOD" means the period commencing on and including January 1, 2006 and ending on and including the Maturity Date.

                  (d) Partial Redemption In Shares. The Company shall have the option to indicate in a notice delivered to all holders of Notes, no later than the close of business on the fifth (5th) consecutive Trading Day that comprises the first five(5) Trading Days of a Holder Initial Redemption Measuring Period during which the Weighted Average Price of the Common Stock is less than the Conversion Price, the percentage, if any (not to exceed 20%) (the "COMPANY REDEMPTION SHARE PERCENTAGE"), of the applicable Holder Initial Redemption Price that the Company shall satisfy through the delivery of shares of Common Stock upon receipt of Holder Initial Redemption Notices (a "COMPANY REDEMPTION SHARE ELECTION"). Each Company Redemption Share Election shall be irrevocable. The number of shares of Common Stock to be delivered in connection with a Company Redemption Share Election shall equal a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (x) the applicable portion of the Holder Initial Redemption Price, if any, and (b) the Redemption Conversion Price. If any portion of the Holder Initial Redemption Price is to be paid in shares of Common Stock, then the Company shall, on the Initial Redemption Date, (X) issue and deliver to the address as specified in the Holder Initial Redemption Notice a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Company is required to issue and deliver pursuant to a Company Redemption Share Election, or (Y) provided that the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Company is required to issue and deliver pursuant to a Company Redemption Share Election to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Notwithstanding the foregoing, the Company shall not be entitled to pay any of the Holder Initial Redemption Price in shares of Common Stock and shall be required to pay such Holder Initial Redemption Price entirely in cash if the Conditions to Holder Initial Redemption in Shares are not satisfied. "CONDITIONS TO HOLDER INITIAL REDEMPTION IN SHARES" means the following conditions: (i) during the period beginning on the Initial Issuance Date and ending on and including the date immediately preceding the Initial Redemption Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) of this Note (and analogous provisions under the Other Notes) and the Separate Tranche Notes and delivered shares of Common Stock upon exercise of any Warrants and the Separate Tranche Warrants on a timely basis as set forth in Section 1(a) of the Warrants and the Separate Tranche Warrants; (ii) on each day during the period beginning on the first Trading Day of the Holder Initial Redemption Period and ending on and including the Initial Redemption Date, the Common Stock shall be listed on the Principal Market and delisting or suspension by such market or exchange shall not have been threatened either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange; (iii) during the period beginning on the Initial Issuance Date and ending on and including the Initial Redemption Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated or (y) an Event of Default; (iv) during the period beginning on the first Trading Day of the Holder Initial Redemption Period and ending on and including the Initial Redemption Date, there shall not have occurred an event that with the passage of time or giving of notice would constitute an Event of Default; (v) any of the shares of Common Stock to be issued in payment of the Holder Initial Redemption Price shall be either (x) registered pursuant to an effective Registration Statement available for the sale for all of such shares of Common Stock in accordance with the terms set forth in the Registration Rights Agreement or (y) eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (vi) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the sale of at least all of the Registrable Securities (including the shares of Common Stock to be delivered pursuant to a Company Redemption Share Election) in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion or redemption of the Notes and the Separate Tranche Notes and shares of Common Stock issuable upon exercise of the Warrants and the Separate Tranche Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws;
(vii) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of the Securities Purchase Agreement, the Amendment and Exchange Agreement, the Registration Rights Agreement, any of the Warrants or Separate Tranche Warrants, the Pledge Agreement, the

Control Agreement or any of the Notes or Separate Tranche Notes; and (viii) the Company has obtained the Stockholder Approval prior to making the Company Redemption Share Election.

                  (e) New Capital Redemption Option. If and whenever on or after March 31, 2003, the Company issues or sells, or in accordance with Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company (I) in connection with an Approved Stock Plan or (II) upon exercise of the Warrants or the Separate Tranche Warrants) (the foregoing, a "NEW CAPITAL ISSUANCE") then, no sooner than the public announcement of such New Capital Issuance nor later than 2 days after the consummation of a New Capital Issuance, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "NEW CAPITAL NOTICE"). At any time within 10 days after the earlier of the Holder's receipt of a New Capital Notice and the Holder becoming aware of a New Capital Issuance, the Holder shall have the right, in its sole discretion, to require that the Company redeem, subject to the final sentence of this Section 8(e), all or any portion of this Note by delivering written notice thereof (the "NEW CAPITAL REDEMPTION NOTICE") to the Company, which New Capital Redemption Notice shall indicate the maximum portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 8(e) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed (the "NEW CAPITAL REDEMPTION PRICE"). Redemptions required by this Section 8(e) shall be made in accordance with the provisions of Section 12. Notwithstanding the foregoing, the Company shall not be obligated to redeem any portion of this Note or of any Other Note to the extent that the New Capital Redemption Price with respect to this Note and all Other Notes required to be redeemed exceeds in the aggregate 20% of the net proceeds to the Company in connection with the New Capital Issuance.

            (9) COMPANY'S RIGHT OF MANDATORY CONVERSION; COMPANY OPTIONAL REDEMPTION.

                  (a) Company's Right of Mandatory Conversion.

                        (i) Mandatory Conversion. If at any time from and after April 15, 2004, the arithmetic average of the Weighted Average Price of the Common Stock exceeds (x) from the Issuance Date until the Calculation Date, $3.39 and (y) from and after the Calculation Date, the lower of (1) $3.39 and
(2) 150% of the Alternate Conversion Price (in the case of (x) and (y), subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Original Issuance Date) for any 25 consecutive Trading Days following April 15, 2004 (the "MANDATORY CONVERSION MEASURING PERIOD") and the Conditions to Mandatory Conversion (as set forth in
Section 9(a)(iii)) are satisfied or waived in writing by the Holder, the Company shall have the right to require the Holder to convert all or any such portion of the Conversion Amount of this Note designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a "MANDATORY CONVERSION"). The Company may exercise its right to require conversion under this Section 9(a) by delivering within not more than three Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and Separate Tranche Notes and the Transfer Agent (the "MANDATORY CONVERSION NOTICE" and the date all of the holders received such notice is referred to as the "MANDATORY CONVERSION NOTICE DATE"). The Mandatory Conversion Notice shall be irrevocable.

                        (ii) Pro Rata Conversion Requirement. If the Company elects to cause a conversion of all or any portion of the Conversion Amount of this Note pursuant to Section 9(a)(i), then it must simultaneously take the similar action with respect to the Other Notes. If the Company elects to cause the conversion of this Note pursuant to Section 9(a)(i) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of
(I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 9(a)(i), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate principal amount of the Notes initially purchased by such holder on the Issuance Date and the denominator of which is the sum of the aggregate principal amount of the Notes purchased by all holders on the Issuance Date (such fraction with respect to each holder is referred to as its "ALLOCATION PERCENTAGE", and such amount with respect to each holder is referred to as its "PRO RATA CONVERSION AMOUNT"). In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Allocation Percentage. The Mandatory Conversion Notice shall state (A) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a)(i), which Trading Day shall be at least 20 Business Days but not more than 60 Business Days following the Mandatory Conversion Notice Date (the "MANDATORY CONVERSION DATE"), (B) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to mandatory conversion from all of the holders of the Notes pursuant to this Section 9(a) (and analogous provisions under the Other Notes), (C) each holder's Pro Rata Conversion Amount of the Conversion Amount of the Notes the Company has elected to cause to be converted pursuant to this Section 9(a) (and analogous provisions under the Other Notes) and (D) the number of shares of Common Stock to be issued to such Holder as of the Mandatory Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date. If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

                        (iii) Conditions to Mandatory Conversion. For purposes of this Section 9(a), "CONDITIONS TO MANDATORY CONVERSION" means the following conditions: (A) during the period beginning on the Initial Issuance Date and ending on and including the Mandatory Conversion Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) of this Note (and analogous provisions under the Other Notes) and the Separate Tranche Notes and delivered shares of Common Stock upon exercise of any Warrants and the Separate Tranche Warrants on a timely basis as set forth in Section 1(a) of the Warrants and the Separate Tranche Warrants; (B) on each day during the period beginning on the first Trading Day of the Mandatory Conversion Measuring Period, and ending on and including the Mandatory Conversion Date, the Common Stock shall be listed on the Principal Market and delisting or suspension by such market or exchange shall not have been threatened either (I) in writing by such market or exchange or (II) by falling below the minimum listing maintenance requirements of such market or exchange; (C) during the period beginning on the Initial Issuance Date and ending on and including the Mandatory Conversion Date, there shall not have occurred either (I) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated or (II) an Event of Default; (D) during the period beginning on the date which is the first Trading Day of the Mandatory Conversion Measuring Period and ending on and including the Mandatory Conversion Date, there shall not have occurred an event that with the passage of time or giving of notice would constitute an Event of Default; (E) on each day of the period beginning on the date of delivery of the Mandatory Conversion Notice and ending on the Mandatory Conversion Date either (I) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (II) all shares of Common Stock issuable upon conversion of the Notes and the Separate Tranche Notes and shares of Common Stock issuable upon exercise of the Warrants and the Separate Tranche Warrants shall be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws, (F) the Company shall have no knowledge of any fact that would cause (I) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the sale of at least all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (II) any shares of Common Stock issuable upon conversion or redemption of the Notes and the Separate Tranche Notes and shares of Common Stock issuable upon exercise of the Warrants and the Separate Tranche Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws, and (G) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of the Securities Purchase Agreement, the Redemption, Amendment and Exchange Agreements, the Registration Rights Agreement, any of the Warrants or the Separate Tranche Warrants, the Pledge Agreement, the Control Agreement or any of the Notes or Separate Tranche Notes.

                  (b)   Company Optional Redemption Right.

                        (i) Company Optional Redemption. If at any time from and after the Issuance Date, the Conditions to Company Redemption (as set forth below) are satisfied or waived in writing by the Holder, the Company shall have the right to redeem all or any portion of this Note (a "COMPANY OPTIONAL REDEMPTION"). The Company may exercise its right of redemption under this
Section 9(b)(i) by delivering a written notice thereof by facsimile and overnight courier to all of the holders of Notes and the Transfer Agent (the "COMPANY OPTIONAL REDEMPTION NOTICE", and, collectively with an Event of Default Redemption Notice, a Listing Failure Redemption Notice, a Change of Control Redemption Notice, an Acquiring Entity Change of Control Redemption Notice, a Holder Initial Redemption Notice, a Holder Secondary Redemption Notice, and a New Capital Redemption Notice, "REDEMPTION NOTICES" and, individually, each, a "REDEMPTION NOTICE")), which Company Optional Redemption Notice shall indicate the maximum portion of this Note that the Company is electing to redeem. The Company shall not issue a Company Optional Redemption Notice with respect to this Note and the Other Notes to the extent that any Separate Tranche Notes with a conversion price that is greater than the Conversion Price pursuant to this Note and the Other Notes shall remain outstanding. The Company Optional Redemption Notice shall be irrevocable. This Note shall be redeemed by the Company pursuant to this Section 9(b)(i) in exchange for (i) an amount equal to the Conversion Amount of this Note being redeemed and (ii) if the Company Optional Redemption occurs after April 30, 2003, delivery of the applicable Redemption Warrants to the Holder, substantially in the form attached hereto as
Exhibit II, duly executed and authorized by the Company (the "COMPANY OPTIONAL REDEMPTION PRICE" and, together with the Event of Default Redemption Price, the Listing Failure Redemption Price, the Change of Control Redemption Price, the Acquiring Entity Change of Control Redemption Price, the Holder Initial Redemption Price, the Holder Secondary Redemption Price, and the New Capital Redemption Price, the "REDEMPTION PRICE"). Notwithstanding the foregoing, the Holder may continue to convert this Note into Common Stock pursuant to Section 3(a) on or prior to the date immediately preceding the Company Optional Redemption Date. Redemptions required by this Section 9(b) shall be made in accordance with the provisions of Section 12.

                        (ii) Pro Rata Redemption Requirement. If the Company elects to cause a redemption of all or any portion of the Conversion Amount of this Note pursuant to Section 9(b)(i), then it must simultaneously take the similar action with respect to the Other Notes. If the Company elects to cause the redemption of this Note pursuant to Section 9(b)(i) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall redeem a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to redeem pursuant to Section 9(b)(i) (or similar provisions under the Other Notes), multiplied by (II) a fraction, the numerator of which is the sum of the aggregate principal amount of the Notes initially purchased by such holder on the applicable Issuance Date and the denominator of which is the sum of the aggregate principal amount of the Notes purchased by all holders on the applicable Issuance Date

(such fraction with respect to each holder is referred to as its "REDEMPTION ALLOCATION PERCENTAGE", and such amount with respect to each holder is referred to as its "PRO RATA REDEMPTION AMOUNT"). In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage. The Company Optional Redemption Notice shall state (A) the Trading Day selected for the Company Optional Redemption in accordance with
Section 9(b)(i), which Trading Day shall be at least 20 Business Days but not more than 60 Business Days following the Company Optional Redemption Notice Date (the "COMPANY OPTIONAL REDEMPTION DATE"), (B) the aggregate Conversion Amount of the Notes which the Company has elected to redeem from all of the holders of the Notes pursuant to this Section 9(b) (and analogous provisions under the Other Notes), (C) each holder's Pro Rata Redemption Amount of the Conversion Amount of the Notes the Company has elected to redeem pursuant to this Section 9(b) (and analogous provisions under the Other Notes) and (D) the Company Optional Redemption Price to be paid to such Holder as of the Company Optional Redemption Date. All Conversion Amounts converted by the Holder after delivery of the Company Optional Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions required by this Section 9(b) shall be made in accordance with the provisions of Section 12.

                        (iii)    Conditions to Company Redemption.  For
purposes of this Section 9(b), "CONDITIONS TO COMPANY REDEMPTION" means the following conditions: (i) during the period beginning on the Initial Issuance Date and ending on and including the Company Optional Redemption Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated or (y) an Event of Default or any event which with the passage of time and the failure to cure would result in an Event of Default, (ii) during the period beginning on the Initial Issuance Date and ending on and including the Company Optional Redemption Date, there shall not have occurred any Listing Failure, and (iii) during the period beginning on the Initial Issuance Date and ending on and including the date immediately preceding the Company Optional Redemption Date, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) of this Note (and analogous provisions under the Other Notes) and the Separate Tranche Notes and delivered shares of Common Stock upon exercise of any Warrants and the Separate Tranche Warrants on a timely basis as set forth in
Section 1(a) of the Warrants and the Separate Tranche Warrants;.

            (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note.

            (11) RESERVATION OF AUTHORIZED SHARES.

                  (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. Thereafter, the Company shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

                  (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

            (12) HOLDER'S REDEMPTIONS.

                  (a) Mechanics. In the event that the Holder has either sent a Redemption Notice to the Company pursuant to Section 4(b), Section 5(c), Section 8(a), Section 8(b), or Section 8(e), or the Holder has received a Listing Failure Redemption Notice pursuant to

Section 4(c), an Acquiring Entity Change of Control Redemption Notice pursuant to Section 5(d) or a Company Optional Redemption Notice pursuant to Section 9(b), then the Holder shall promptly after receipt of the applicable Redemption Price (and (i) shares of Common Stock to which the Company is required to issue and deliver pursuant to the Company Redemption Share Election and (ii) Redemption Warrants that the Company is required to issue and deliver pursuant to the Company Optional Redemption, in each case, as applicable (clauses (i) and (ii) being collectively the "SECURITIES CONSIDERATION")) submit this Note to the Company. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. The Company shall deliver the applicable Listing Failure Redemption Price to the Holder within five Business Days after the Company's delivery of the Listing Failure Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company's receipt of such notice otherwise. If the Holder has received an Acquiring Entity Change of Control Redemption Notice and the Conditions to Acquiring Entity Redemption are satisfied pursuant to Section 5(d), then the Company shall deliver the applicable Acquiring Entity Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received at least five (5) days prior to the consummation of such Change of Control and within five Business Days after the Company's delivery of such notice otherwise (the "ACQUIRING ENTITY CHANGE OF CONTROL REDEMPTION DATE"). The Company shall deliver the applicable Holder Initial Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder Initial Redemption Notice (the "INITIAL REDEMPTION DATE"). The Company shall deliver the applicable Holder Secondary Redemption Price to the Holder on (i) April 15, 2006, if the Holder delivers the Holder Secondary Redemption Notice to the Company on or before April 13, 2006 and (ii) within five Business Days after the Company's receipt of the Holder Secondary Redemption Notice if delivered after April 13, 2006. If the Holder has submitted a New Capital Redemption Notice in accordance with Section 8(e), the Company shall deliver the applicable New Capital Redemption Price to the Holder concurrently with the consummation of such New Capital Issuance if such notice is received prior to the consummation of such New Capital Issuance and within five Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the Company Optional Redemption Price to the Holder on the fifth Business Day after the Company Optional Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price to the Holder (or deliver any Securities Consideration to be issued pursuant to a Company Redemption Share Election or a Company Optional Redemption, as applicable) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Securities Consideration required pursuant to a

Company Redemption Share Election or a Company Optional Redemption, as applicable) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Securities Consideration required to be issued pursuant to a Company Redemption Share Election or a Company Optional Redemption, as applicable) (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount,
(y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the Redemption Notice is delivered to or by the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

                  (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes or the Separate Tranche Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(c),
Section 8(a), Section 8(b) or Section 8(e), or the delivery to the holders of the Other Notes or the Separate Tranche Notes of a Listing Failure Redemption Notice, an Acquiring Entity Change of Control Redemption Notice or Company Optional Redemption Notice or similar notice based on events or occurrences substantially similar to the events or occurrences described in Section 4(c),
Section 5(d) and Section 9(b) (each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives, or the Acquiring Entity or the Company delivers, as the case may be, a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company's receipt of the Holder's Redemption Notice, or the Acquiring Entity's delivery of an Acquiring Entity Change of Control Redemption Notice or the Company's delivery of a Listing Failure Redemption Notice or Company Optional Redemption Notice, as the case may be, and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice, or the Acquiring Entity's delivery of an Acquiring Entity Change of Control Redemption Notice or the Company's delivery of the Listing Failure Redemption Notice or the Company Optional Redemption Notice, as the case may be, and the Company is unable or, pursuant to the final sentence of Section 8(e), not obligated to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received or delivered, as the case may be, during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) and the Separate Tranche Notes based on (i) in the case of a New Capital Redemption Notice, the principal amount of the Notes submitted for redemption and (ii) in the case of any other Redemption Notice, the principal amount of the Notes and the Separate Tranche Notes submitted for redemption, in either case pursuant to such Redemption Notice and such Other Redemption Notices received or delivered, as the case may be, during such seven Business Day period.

            (13) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding.

            (14) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Delaware General Corporation Law, and as expressly provided in this Note.

            (15) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

                  (a) Rank. Payments of Principal and Interest and other payments due under this Note (a) shall rank pari passu with all Other Notes and Separate Tranche Notes and (b) shall be senior to all other Indebtedness (as defined in Section 3(r) of the Securities Purchase Agreement) of the Company and its Subsidiaries (as defined in the Securities Purchase Agreement), other than Purchase Money Indebtedness (as defined below); provided, that for so long as no Event of Default has occurred and is continuing, the foregoing shall not prohibit the Company from paying principal and interest when due on, and in accordance with the terms of, the $3,500,000 aggregate principal amount of 4.95% notes of the Company being issued to certain investors on the date hereof pursuant to a Securities Purchase Agreement by and among the Company and such investors (a copy of which has been provided to the Holders).

                  (b) Incurrence of Indebtedness. So long as this Note is outstanding the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note, the Other Notes and the Separate Tranche Notes, (ii) Purchase Money Indebtedness and (iii) Permitted Indebtedness.

                  (c) Existence of Liens. So long as this Note is outstanding the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries other than pursuant to the Pledge Agreement and other than Permitted Liens.

            (16) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

            (17) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than two-thirds of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes.

            (18) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

            (19) REISSUANCE OF THIS NOTE.

                  (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

                  (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and reasonably acceptable to the Company (based in part on the net worth of, or security provided by, the Holder) and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

                  (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                  (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

            (20) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement, the Pledge Agreement, the Control Agreement, the Warrants and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

            (21) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. The Company agrees to pay, on demand, all costs and expenses of collection or enforcement of this Note and/or the enforcement of Holder's rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy, reorganization, receivership or other proceeding.

            (22) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

            (23) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            (24) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Conversion Rate within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company's independent, outside accountant. The Company shall instruct the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank or accountant, as the case may be, shall be borne by the party whose determination or calculation was furthest away from the determination or calculation reached by the investment bank or accountant, as the case may be.

            (25) NOTICES; PAYMENTS.

                  (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding the foregoing,

Section 4(i) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

                  (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers (as defined in Section 3(d)(ii)), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Interest, Principal or other amounts due under this Note which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 15% per annum from the date such amount was due until the same is paid in full ("LATE CHARGE").

            (26) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

            (27) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

            (28) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

            (29) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                  (a) "BLOOMBERG" means Bloomberg Financial Markets.

                  (b) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  (c) "CALENDAR QUARTER" means, each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31.

                  (d) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                  (e) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

                  (f) "EXCLUDED SECURITIES" means any shares of Common Stock issued or issuable (i) in connection with one or more strategic partnerships or joint ventures in which there is a significant commercial relationship with the Company, in an amount not to exceed, in the aggregate, gross proceeds to the Company of $10,000,000 or an aggregate of 5,000,000 shares of Common Stock, (ii) in connection with any acquisition by the Company, whether through an acquisition for stock or a merger, of any business, assets or technologies the primary purpose of which is not to raise equity capital, in an amount not to exceed, in the aggregate, 19.99% of the total outstanding shares of Common Stock in any calendar year, (iii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $22,500,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines") and (iv) upon conversion of any Options or Convertible Securities which are outstanding under any stock option plan of the Company on the day immediately preceding the Original Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Original Issuance Date.

                  (g) "INITIAL ISSUANCE DATE" means March 25, 2003.

                  (h) "INTEREST CONVERSION PRICE" means, with respect to any Interest Date, that price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five consecutive Trading Days immediately preceding such Interest Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

                  (i) "LISTING FAILURE CALCULATION PRICE" means that price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five consecutive Trading Days immediately preceding date of delivery of the applicable shares of Common Stock. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

                  (j) "MARKET PRICE" means, as of any date of determination, that price which shall be computed as the arithmetic average of the Weighted Average Price of the Common Stock on each of the ten consecutive Trading Days immediately preceding such date of determination; provided that the Market Price shall not be less than $1.00 (as adjusted for stock splits, stock dividends, reclassifications and similar transactions). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

                  (k) "NOTE VALUATION AMOUNT" means, as of the Acquiring Entity Change of Control Redemption Date, the current value of this Note as determined (using established methodologies for valuing convertible instruments similar to this Note) by an independent, reputable investment bank or major financial institution jointly selected by the Company and the holders of Notes and Separate Tranche Notes representing at least two-thirds of the principal amounts of the Notes and Separate Tranche Notes then outstanding. The determination of such investment bank or financial institution shall be made prior to the date of the Acquiring Entity Change of Control Redemption Date and shall be deemed binding upon all parties absent manifest error. The fees and expenses of such investment bank or financial institution shall be borne by the Company.

                  (l) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  (m) "ORIGINAL ISSUANCE DATE" means December 31, 2002.

                  (n) "PERMITTED INDEBTEDNESS" means Indebtedness that is unsecured, that is subordinate in right of payment to this Note, the Other Notes and the Separate Tranche Notes and that provides for an interest that is no greater than market rate interests; provided that the amount of Permitted Indebtedness shall not in the aggregate exceed the sum of $5,000,000.

                  (o) "PERMITTED LIENS" means (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally acceptable accounting principles in the United States applied on a consistent basis, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar lien which individually or in the aggregate with other such liens would not reasonably be expected to have a Material Adverse Effect.

                  (p) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                  (q) "PRINCIPAL MARKET" means The NASDAQ National Market or in the event that the Company is no longer listed with The NASDAQ National Market, the market or exchange on which the Common Stock is then listed and traded, which only may be The New York Stock Exchange, Inc., the American Stock Exchange or The NASDAQ SmallCap Market.

                  (r) "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Subsidiary incurred solely for the purpose of financing all or any part of the purchase price of equipment, furniture or fixtures or the cost of construction or improvement of any property; provided, however, that the aggregate principal amount of any such Indebtedness does not exceed the lesser of the fair market value of such property, as determined in the good faith judgment of the Company's Board of Directors, or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

                  (s) "REDEMPTION, AMENDMENT AND EXCHANGE AGREEMENTS" means those certain redemption, amendment and exchange agreements between the Company and each of the initial holders of the Notes pursuant to which the Company issued the Notes.

                  (t) "REDEMPTION CONVERSION PRICE" means with respect to the Holder Initial Redemption, that price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the twenty consecutive Trading Days immediately preceding the applicable Initial Redemption Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

                  (u) "REDEMPTION PREMIUM" means (i) in the case of the Events of Default described in Section 4(a)(i) - (vii) and (xi) - (xiv), 120% or (ii) in the case of the Events of Default described in Section 4(a)(vii) - (x), 100%.

                  (v) "REDEMPTION WARRANTS" means a warrant to purchase Common Stock in substantially the form of the Warrant attached as Exhibit B to the Redemption, Amendment and Exchange Agreements.

                  (w) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement between the Company and the initial holders of the Notes relating to the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes.

                  (x) "SEC" means the United States Securities and Exchange Commission.

                  (y) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement, dated as of December 31, 2002 (as amended), between the Company and the initial holders of the Initial Notes pursuant to which the Company issued the Initial Notes.

                  (z) "SEPARATE TRANCHE NOTES" means the convertible notes which have been issued or may be issued (i) pursuant to the Securities Purchase Agreement at one or more separate closings following the Original Issuance Date and (ii) that have a different Calculation Date.

                  (aa) "SEPARATE TRANCHE WARRANTS" means the warrants which have been issued or may be issued pursuant to the Securities Purchase Agreement at one or more separate closings following the Original Issuance Date.

                  (bb) "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern Time).

                  (cc) "WARRANTS" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefore or replacement thereof.

                  (dd) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

                                    VIEWPOINT CORPORATION



                                    By:
                                         -------------------------------
                                          Name:  Brian J. O'Donoghue
                                          Title: Executive Vice President

                                                                       EXHIBIT I

                              VIEWPOINT CORPORATION
                                CONVERSION NOTICE


Reference is made to the Convertible Note (the "NOTE") issued to the undersigned by Viewpoint Corporation (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of the Company as of the date specified below.

      Date of Conversion:
                         -----------------------------------------------------

      Aggregate Conversion Amount to be converted:
                                                  ----------------------------
Please confirm the following information:

      Conversion Price:
                       -------------------------------------------------------

      Number of shares of Common Stock to be issued:


Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

      Issue to:
               ---------------------------------------------------------------


      Facsimile Number:
                       -------------------------------------------------------

      Authorization:
                    ----------------------------------------------------------

            By:
                 -------------------------------------------------------------
                                                      Title:
                                                              ----------------

Dated:
      ------------------------------------------------------------------------

      Account Number:
                     ---------------------------------------------------------
        (if electronic book entry transfer)

      Transaction Code Number:
                              ------------------------------------------------
        (if electronic book entry transfer)

                                 ACKNOWLEDGMENT

      The Company hereby acknowledges this Conversion Notice and hereby directs Equiserve Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December 31, 2002, from the Company and acknowledged and agreed to by Equiserve Trust Company.

                                    VIEWPOINT CORPORATION




                                    By:
                                       --------------------------------------
                                          Name:
                                          Title: